[LETTERHEAD OF HLLL, BETTS & NASH LLP]

                                  June 13, 1996


Commodore Holdings Limited
4000 Hollywood Boulevard
Suite 385, South Tower
Hollywood, Florida 33021



                      Re: Registration Statement on Form S-l
                          Registration No. 333.01270
                          Our File No. 7051-1
                          -------------------

Dear Sirs:

     We have acted as special counsel to Commodore Holdings Limited (the "Company") in connection with the filing of the above-captioned Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), relating to the proposed issuance of 1,000,000 Units of the Company (the "Securities"). Each Unit consist of one share of Common Stock and one Warrant entitling the holder to purchase one-half share of Common Stock.

     We have examined the Registration Statement and the prospectus constituting a part thereof, together with the prospectus relating to the sale of 5,338,912 shares of the Common

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Commodore Holdings Limited
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June 13, l996

Stock of the Company in a concurrent offering by Selling Stockholders (collectively, the "Prospectus"). We have also made such other investigations of questions of law as we have deemed necessary as a basis for the opinion rendered herein. As to questions of fact material to our opinion, we have made no independent investigation, but we have relied solely upon the representations set forth in the Registration Statement and Prospectus.

     We have assumed for purposes of issuing our opinion that at all times no vessel owned or chartered directly or indirectly by the Company is registered in Liberia and engages in traffic which is exclusively in Liberia. We have in addition assumed that neither the Company nor Sea-Comm Limited ("Sea-Comm"), a subsidiary of the Company incorporated in Liberia, derives revenue from the operation of ships registered in Liberia, whether owned or chartered, between Liberian ports and that not more than 25% of the total combined voting power and not more than 25% of the total value of the outstanding equity stock of the Company, or Sea-Comm, is owned, directly or indirectly, by persons resident in the Republic of Liberia.

     Section 11.23 (EXemption for Ships and Aircraft) of Chapter 11 of the Internal Revenue Code 1977 of the Republic of Liberia provides:

     "There shall be excluded form gross income all earnings derived from the operation, chartering or disposition of ships and aircraft. In the case of a ship or aircraft documented under the laws of Liberia, this section shall not apply to the extent the earnings are derived from traffic exclusively within Liberia. For purposes of the preceding sentence, if a ship or aircraft is not documented under the laws of any country, then such ship or


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Commodore Holdings Limited
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June 13, l996

     aircraft shall be deemed to be documented under the laws of Liberia if it is licensed under the laws of Liberia"

     This section exempts from Liberian income tax all income derived from the operation, chartering or disposition of ships by New Commodore Cruise Line Limited, the Company's wholly-owned subsidiary and/or Sea-Comm.

     Further, dividends received from a non-resident Liberian entity, to the extent paid from earnings exempt under Section 11.23, are not considered Liberian source income and are thus not taxable in Liberia. The authority for this conclusion follows.

     Sea-Comm is a "nonresident Liberian entity" within the meaning of Subchapter H of the Liberian Internal Revenue Code which is defined in Paragraph 3 of ss.11.81 (Definitions) as follows:

          3. Nonresident Liberian entity. For purposes of this chapter:

               (a) the term "nonresident Liberian entity" means a corporation, ...created or organized under the laws of Liberia which (i) is foreign-owned, (ii) is not regularly engaged in the ownership, use or disposition of real property located in Liberia or agricultural or mineral products derived therefrom, (iii) is not regularly engaged in the conduct of activities pursuant to a contractual arrangement with the Government of Liberia or an agency or political subdivision thereof, and (iv) is not carrying on operations in Liberia;

          (b) for purposes of subparagraph (a), a corporation, ...shall be considered to be foreign-owned if:

          (i) in the case of a corporation, not more than 25% of the total combined voting power and not more than 25% of the total value of the outstanding equity stock is owned, directly or indirectly, by resident persons;"


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Commodore Holdings Limited
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June 13, l996

     Paragraph 4 of ss. 11.81, provides as follows:

          "4. Operations in Liberia. For purposes of this chapter, a person shall be considered to be carrying on operations in Liberia if such a person, directly or through agents acting on behalf of such person, engages in Liberia in the pursuit of gain or profit with a degree of continuity or regularity sufficient so that such activities in Liberia cannot properly be regarded as isolated activities. In no event shall a person be deemed to be carrying on operations in Liberia merely because such person:

               (a) maintains an administrative, management or statutory office in Liberia;

               (b) holds meetings of directors or shareholders in Liberia;

               (c) invests in stocks or securities in Liberian corporations or is a partner in a Liberian partnership or a beneficiary of a Liberian trust or estate (except to the extent such person's distributive share of the adjusted income of a partnership or a current distribution made to such person by the trust or estate consists of income derived from operations carried on in Liberia);

               (d) maintains bank accounts in Liberia;

               (e) maintains a resident business agent required by the provisions of the Associations Law of other similar provisions of the Liberian Code of Laws; or

               (f) secures and maintains registry in Liberia of any vessel or aircraft, or conducts other activities in Liberia solely related to income which is exempt from tax under section 11.23."

As Sea-Comm, on the basis of the assumptions hereinabove described, is not engaged in "operations in Liberia" and would be considered a nonresident Liberian entity, dividends paid by Sea-Comm are not considered to be income derived from Liberia to the extent that the dividends are paid out of earnings which are exempt under Section 11.23 quoted above. In this regard,


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Commodore Holdings Limited
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June 13, l996

Subparagraph 2(b) of ss. 11.82 (Gross Income Derived From Liberia) of the Liberian Internal Revenue Code provides as follows:

          "2. Resident payor of Liberian asset. Gross income which is not derived from operations carried on in Liberia by or on behalf of the taxpayer shall nevertheless be considered to be derived from Liberia as follows:

                                      * * *

               (b) in the case of dividends, if they are paid by or on behalf of a Liberian corporation, provided, however, that where the payor is a non-resident Liberian entity, the dividends shall not be considered to be income derived from Liberia to the extent that the dividends are paid out of earnings which are or were excluded from gross income under section 11.23 or paragraph 1 of section 11.83 (or were not subject to income tax under the law in effect prior to the effective date hereof)."

     Further, Section 11.83 of the Liberian Internal Revenue Code provides, in Paragraph 1, as follows:

          "1. Gross income. Subject to such exclusions from gross income as may otherwise apply, in the case of a nonresident person, gross income shall include only gross income derived from Liberia"

     The United States and the Republic of Liberia have exchanged Diplomatic Notes, viz., The United States-Liberia Agreement for Reciprocal Exemption From Income Tax on Income From the International Operation of Ships and Aircraft, in Notes, signed October 7th and 23rd, 1987, under which Liberia is a reciprocally exempt jurisdiction within the meaning of ss. 883 of the U. S. Internal Revenue Code. 1988-1 C.B 463 and Rev. Rule 89-42.


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Commodore Holdings Limited
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June 13, l996

     Based on the foregoing, we are of the opinion that (a) Liberia provides a corporate tax exemption for income earned by a U. S. corporation from the international operating and chartering of ships, including passenger operations, and chartering on a bareboat, time, or voyage basis; and (b) the section of the Prospectus entitled "Taxation" contains an accurate general description, under currently applicable law, of the principal Liberian income tax considerations that apply to the Company, to New Commodore Cruise Line Limited, and to Sea-Comm.

     We qualify our opinion to the extent that matters provided for in the Registration Statement and Prospectus and relevant to this opinion (a) may be limited or affected by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting generally the enforcement of rights from time to time in effect, and (b) are subject to general principles of equity regardless of whether such matters are considered in a proceeding in equity or at law including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or other similar principles.

     We make it known that we are not admitted to practice before the courts of the Republic of Liberia. However, for many years certain attorneys of this firm have specialized in matters relating to the laws of the Republic of Liberia and this firm has, on many occasions in the past, rendered legal opinions on similar subjects.


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Commodore Holdings Limited
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June 13, l996

     This opinion is limited to matters of law of the Republic of Liberia. We express no opinion with respect to the laws of any other jurisdiction and in particular we express no opinion that the company is eligible for ss. 883 exemption under the U. S. Internal Revenue Code. We have, in addition, assumed that Liberian laws and regulations applicable to matters covered by the opinions herein expressed have not been the subject of amendments not made available to us through Liberian Services, Inc. or Liberian Corporation Services, Inc. and otherwise remain in full force and effect at the date hereof.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to Amendment No. 2 to the Registration Statement in connection with the issuance of the Securities. We also consent to the use of our name and to the reference under the caption "Legal Matters" in the Prospectus. In giving this consent we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.


                                          Very truly yours,

                                          /s/ HILL, BETTS & NASH LLP